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Exhibit 10.15
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                       AMENDMENT TO CONSULTING AGREEMENT
                       ---------------------------------


This Amendment effective August 31, 1998, to the Consulting Agreement between H. Norman Schwarzkopf of Tampa, Florida ("Consultant") and Borg-Warner Security Corporation, a Delaware corporation (the "Company").

WHEREAS, Consultant and the Company are parties to a Consulting Agreement dated as of September 1, 1993 and as amended August 31, 1997 ("Agreement") and such parties desire to further amend such Agreement;

NOW, THEREFORE, Consultant and the Company agree that Item 5 of the Agreement is amended as follows:

     TERM - It is contemplated this Agreement will run until August 31, 1999 and to automatically renew for successive one (1) year terms thereafter. Provided however, this Agreement may be terminated for any reason by either party giving thirty (30) days written notice to the other party. In the event of the Consultant's death, the Agreement shall automatically terminate as of the Consultant's death.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Consulting Agreement as of the 31st day of August 1998.


                                    BORG-WARNER SECURITY
                                    CORPORATION


/s/ H. Norman Schwarzkopf          /s/ J. Joe Adorjan
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H. Norman Schwarzkopf              J. Joe Adorjan
                                   Chief Executive Officer and President